Exhibit 99.1

DecisionPoint Systems Announces Results

of Annual Meeting of Stockholders

IRVINE, CA (October xx, 2014) … DecisionPoint™ Systems, Inc. (OTCQB: DPSI and OTCQB: DPSIP), a leading provider and integrator of Enterprise Mobility and Wireless Applications, announced today the results of its 2014 Annual Meeting of Stockholders. The meeting was held, as noticed in the proxy materials, on October 28 at the Courtyard by Marriott, New York LaGuardia Airport, East Elmhurst NY.

A quorum being present in person or by proxy, the stockholders elected the six current members of the Company’s Board of Directors: Robert Schroeder, James F. DeSocio, Michael N. Taglich, John Guttilla, Stanley P. Jaworski Jr. and Paul A. Seid. Mr. Schroeder will continue as interim Chairman of the Board.

The stockholders also ratified the selection of BDO USA, LLP, as the Company’s independent auditor, and approved the 2014 Equity Incentive Plan. Two advisory issues were approved by the stockholders: an advisory vote to approve compensation of the Company’s executive officers, and an advisory vote to reconsider executive compensation every three years.

About DecisionPoint™ Systems, Inc.

DecisionPoint Systems, Inc. delivers improved productivity and operational advantages to its clients by helping them move their business decision points closer to their customers. They do this by making enterprise software applications accessible to the front-line worker anytime, anywhere. DecisionPoint uses the latest wireless, mobility, and RFID technologies.

For more information on DecisionPoint Systems visit www.decisionpt.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this news release may include forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which may cause a company's actual results, performance and achievements in the future to differ materially from forecasted results, performance and achievements. These risks and uncertainties are described in the Company's periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events or changes in the Company's plans or expectations.

Contacts:

DecisionPoint Systems, Inc.
Michael P. Roe
Chief Financial Officer
(949) 465-0065

Allen & Caron, Inc.
Rudy Barrio (investors)
r.barrio@allencaron.com

(212) 691-8087

Len Hall (media)
len@allencaron.com

(949) 474-4300